Exhibit 99.1

September 10, 2021

Echo Global Logistics enters into Definitive Merger Agreement to be acquired by The Jordan Company for $48.25 per share in cash

•	The price represents a premium of 54% over Echo’s share price on September 9, 2021
•	Echo will become a private company with additional resources and greater flexibility to continue to build its technology and data science platform and enhance its value proposition to shippers and carriers
•	The transaction has received the unanimous approval of Echo’s Board of Directors, which recommended that Echo’s stockholders approve the transaction

CHICAGO, IL and NEW YORK, NY, September 10, 2021 – Echo Global Logistics, Inc. (Nasdaq: ECHO) (“Echo”), a leading provider of technology-enabled transportation and supply chain management services, today announced that it has entered into a definitive agreement to be acquired by funds managed by The Jordan Company, L.P. (“TJC”), a global private equity firm, for an equity value of approximately $1.3 billion. Through this transaction, Echo will become a private company which it expects will provide additional resources and greater flexibility to continue to build its technology and data science platform and enhance its value proposition to shippers and carriers. Additionally, the transaction will allow Echo to benefit from the operating capabilities, capital support and sector expertise of The Jordan Company.

Transaction Details

Under the terms of the agreement, Echo stockholders will receive $48.25 per share in cash, which represents a premium of approximately 54% over Echo’s closing share price on September 9, 2021 and a premium of approximately 32% over Echo’s all time high closing share price on September 10, 2018. Echo believes that the transaction provides its stockholders with an attractive premium that delivers immediate compelling value for their shares. The definitive agreement was unanimously approved by Echo’s Board of Directors, which recommended that Echo’s stockholders approve the agreement.

The acquisition is subject to customary closing conditions, including stockholder approval and the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act. The transaction is expected to be completed in the fourth quarter of 2021. The closing is not subject to a financing condition.

“I’m thrilled to partner with TJC as they bring significant expertise and industry experience to enable Echo to further accelerate our success in the market,” said Doug Waggoner, Chairman of the Board of Directors and Chief Executive Officer at Echo. “In addition, having an experienced financial partner, with resources to fund continued growth, will result in a more rapid expansion of Echo’s supply chain capabilities, including all of the automation planned to enable both our people and our digital freight marketplace.”

“We are impressed with Echo’s people, technology, and business results, since their founding in 2005, and are excited that Echo’s leadership selected TJC as their partner in this recapitalization,” said Brian Higgins, head of TJC’s logistics and supply chain vertical. “We strongly support the team’s vision for continued growth and look forward to partnering with them as we bring expanded financial resources and expertise to accelerate Echo’s technology leadership that has set the company apart from its competitors.”

Advisors

Morgan Stanley & Co. LLC is serving as exclusive financial advisor to Echo, and Winston & Strawn LLP is serving as legal counsel to Echo. Citi is serving as financial advisor to TJC and Kirkland & Ellis LLP is serving as legal counsel to TJC. Credit Suisse AG and Citi will provide financing for the transaction.

About Echo Global Logistics

Echo Global Logistics, Inc. (NASDAQ: ECHO) is a leading Fortune 1000 provider of technology-enabled transportation and supply chain management services. Headquartered in Chicago with more than 30 offices around the country, Echo offers freight brokerage and Managed Transportation solutions for all major modes, including truckload, partial truckload, LTL, intermodal, and expedited. Echo maintains a proprietary, web-based technology platform that compiles and analyzes data from its network of over 50,000 transportation providers to serve 35,000 clients across a wide range of industries and simplify the critical tasks involved in transportation management. For more information on Echo Global Logistics, visit: www.echo.com.

About The Jordan Company

The Jordan Company (“TJC”), founded in 1982, is a middle-market private equity firm that has managed funds with original capital commitments in excess of $17 billion since 1987 and a 39-year track record of investing in and contributing to the growth of many businesses across a wide range of industries, including Consumer & Healthcare; Industrials; Technology, Telecom & Utility; and Transportation & Logistics. The senior investment team has been investing together for over 20 years and it is supported by the Operations Management Group, which was established in 1988 to initiate and support operational improvements in portfolio companies. Headquartered in New York, TJC also has offices in Chicago and Stamford. For more information, please visit www.thejordancomapny.com.

Additional Information About the Acquisition and Where to Find it

This communication is being made in respect of the proposed transaction involving Echo and an affiliate of TJC. A stockholder meeting will be announced soon to obtain stockholder approval in connection with the proposed merger. Echo expects to file with the Securities and Exchange Commission (“SEC”) a proxy statement and other relevant documents in connection with the proposed merger. The definitive proxy statement will be sent to the stockholders of Echo and will contain important information about the proposed transaction and related matters. INVESTORS OF ECHO ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ECHO, TJC, AND THE PROPOSED MERGER. Investors may obtain a free copy of these materials and other documents (when they are available) filed by Echo with the SEC at the SEC’s website at http://www.sec.gov, at Echo’s website https://ir.echo.com or by contacting Peter M. Rogers, Corporate Secretary, Echo Global Logistics, Inc., 600 West Chicago Avenue, Suite 725, Chicago, Illinois 60654.

Participation in the Solicitation

Echo and its directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Echo’s stockholders in connection with the proposed merger will be set forth in Echo’s definitive proxy statement for its stockholder meeting. Additional information regarding these individuals and any direct or indirect interests they may have in the proposed merger will be set forth in the definitive proxy statement when and if it is filed with the SEC in connection with the proposed merger.

Forward-Looking Statements

All statements made in this release, other than statements of historical fact, are or may be deemed to be forward-looking statements. These statements are forward-looking statements under the federal securities laws. We can give no assurance that any future results discussed in these statements will be achieved. These statements are based on current plans and expectations of Echo Global Logistics, Inc. and involve risks, uncertainties and other factors that may cause our actual results, performance or achievements to be different from any future results, performance or achievements expressed or implied by these statements. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: (1) conditions to the closing of the transaction may not be satisfied and required regulatory approvals may not be obtained; (2) the transaction may involve unexpected costs, liabilities or delays; (3) the business of Echo may suffer as a result of uncertainty surrounding the transaction; (4) the outcome of any legal proceedings related to the transaction; (5) Echo may be adversely affected by other economic, business, legislative, regulatory and/or competitive factors; (6) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (7) risks that the transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the transaction; (8) the failure to obtain the necessary debt financing arrangements set forth in the commitment letter received in connection with the transaction; and (9) other risks to consummation of the transaction, including the risk that the transaction will not be consummated within the expected time period or at all. If the transaction is consummated, the Echo’s stockholders will cease to have any equity interest in Echo and will have no right to participate in its earnings and future growth. Additional factors that may affect the future results of Echo are set forth in its filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2020, which are available on the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof.

ECHO: Earnings, Corporate

INVESTOR RELATIONS CONTACTS:

Pete Rogers

Chief Financial Officer

Echo Global Logistics

312-676-4584

Zach Jecklin

SVP of Strategy

Echo Global Logistics

312-784-2046

MEDIA CONTACT:

Christopher Clemmensen

SVP of Marketing

Echo Global Logistics

312-784-2132